UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ X ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec.240.14a-12

VESTIN REALTY MORTGAGE II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

BAODOCS1\293851v3

                                                        VESTIN REALTY MORTGAGE II, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2011

TO THE STOCKHOLDERS OF VESTIN REALTY MORTGAGE II, INC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company”), will be held on Thursday, December 15, 2011, at 9:30 a.m. Eastern Time at Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	To consider and vote upon the ratification of the appointment of JLK Partners, LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2011;

3.
To consider and vote upon an amendment to the Company’s Bylaws to expand its investment policy to include investment in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property;

4.	To consider and vote upon an amendment to the Company’s charter to change the term of the Company’s existence from expiration December 31, 2020 to perpetual existence; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Company’s board of directors has fixed the close of business on _____________, 2011, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.  Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend, please authorize your proxy by one of the methods described in the accompanying Proxy Statement.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be voted to assure that all of your shares will be voted.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote in person at the Annual Meeting will be counted.

WE HAVE ELECTED TO PROVIDE ACCESS TO OUR PROXY MATERIALS OVER THE INTERNET UNDER THE SECURITIES AND EXCHANGE COMMISSION’S RULES.  BY PROVIDING THE INFORMATION YOU NEED THROUGH THE INTERNET, WE WILL LOWER THE OVERALL COSTS OF THE DELIVERY OF PROXY MATERIALS FOR THE ANNUAL MEETING.  AS A RESULT, WE ARE MAILING TO OUR STOCKHOLDERS A NOTICE INSTEAD OF A PAPER COPY OF THIS PROXY STATEMENT AND OUR 2010 ANNUAL REPORT.  THE NOTICE CONTAINS INSTRUCTIONS ABOUT HOW TO OBTAIN A PAPER COPY OF OUR ANNUAL REPORT AND PROXY MATERIALS.  PLEASE READ THE PROXY STATEMENT AND PROXY CARD CAREFULLY AND DETERMINE THE METHOD YOU WILL USE TO VOTE.

By Order of the Board of Directors,
Michael V. Shustek
Secretary, Chairman of the Board, President and Chief Executive Officer
Las Vegas, Nevada
_______________, 2011

TABLE OF CONTENTS

PROXY STATEMENT 1
GENERAL INFORMATION 1
HOUSEHOLDING 3
FUTURE STOCKHOLDER PROPOSALS 4
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
               MATTERS TO BE CONSIDERED AT 2011 ANNUAL MEETING: OVERVIEW OF
               PROPOSALS .5
PROPOSAL NO. 1 – ELECTION OF DIRECTORS 5
PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS 6
PROPOSAL NO. 3 – AMENDMENT OF BYLAWS TO EXPAND INVESTMENT POLICY TO INCLUDE INVESTMENT IN AND ACQUISITION, MANAGEMENT AND SALE OF REAL PROPERTY8
PROPOSAL NO. 4 – AMENDMENT OF OUR CHARTER TO CHANGE THE TERM OF THE COMPANY’S EXISTENCE FROM EXPIRATION ON DECEMBER 31, 2020 TO PERPETUAL
EXISTENCE18
CORPORATE GOVERNANCE19
MANAGEMENT24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION26
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT27
AUDIT COMMITTEE REPORT28
NO INCORPORATION BY REFERENCE OR DEEMED FILING29
TRANSACTIONS WITH RELATED PERSONS29
FORM 10-K30
OTHER MATTERS31
APPENDIX A32
APPENDIX B34

VESTIN REALTY MORTGAGE II, INC.
8880 W Sunset Road, Suite 200
Las Vegas, Nevada 89148
(702) 227-0965

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2011

The accompanying proxy is solicited on behalf of the board of directors (the “Board”) of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company”), for exercise at our Annual Meeting of Stockholders to be held on Thursday, December 15, 2011, at 9:30 a.m. Eastern Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  The 2011 Annual Meeting will be held at Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202.  In this Proxy Statement “we,” “us,” or “our” refer to the Company.

Please authorize a proxy to vote your shares of common stock by one of the methods described in this Proxy Statement.  This Proxy Statement has information about the 2011 Annual Meeting and was prepared by Vestin Mortgage, LLC (“Vestin Mortgage” or our “Manager”), the sole manager of the Company, for our Board.  This Proxy Statement, the accompanying proxy card and other proxy material are first being made available to you on or about _____________, 2011.

Important Notice Regarding the Availability of Proxy Material for the 2011 Annual Meeting of Stockholders

We are furnishing our proxy materials to our stockholders over the Internet in accordance with the Securities and Exchange Commission (“SEC”) rules.  The proxy materials include a Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  The proxy materials will be available on the Internet at http://www.stocktrans.com/eproxy/VRMII2011.  Stockholders will not receive printed copies of the proxy materials unless they request written copies of such materials.  A Notice of Meeting and Internet Availability of Proxy Materials (the “Notice”) is being mailed to each of our stockholders of record as of the Record Date (as defined below) with instructions on how to access and review the proxy materials on the Internet, how to submit a proxy through the Internet as well as how to request printed copies of the proxy materials.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2011 Annual Meeting is limited to the Company’s stockholders.    Registration will begin at 9:00 a.m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on ______________, 2011.  On _______________, 2011, the record date for determination of stockholders entitled to notice of and to vote at the 2011 Annual Meeting (the “Record Date”), _______________ shares of our common stock, par value $0.0001 per share, were issued and outstanding.  Holders of our common stock are entitled to one vote for each share of stock held by them as of the close of business on the Record Date.

Holders of common stock will vote at the 2011 Annual Meeting as a single class on all matters.

How may I access the proxy materials over the Internet?

You may access the proxy materials at http://www.stocktrans.com/eproxy/VRMII2011.

How may I obtain a paper copy of the proxy materials?

The Notice includes instructions about how to obtain a paper or email copy of the proxy materials at no charge.

How do I authorize a proxy to vote my shares?

You may vote by proxy or in person at the Annual Meeting.  To vote by proxy, you may use one of the following methods if you held your stock of record in your own name as of the Record Date:

•
Internet voting:  You may authorize a proxy to vote by Internet by following the instructions on the Notice that you receive to authorize a proxy to vote your shares.  If you wish to authorize a proxy to vote your shares on the Internet, you will need your “Shareholder Control Number” (which can be found on the Notice you receive).

•	Phone: You may vote by phone by following the instructions indicated on the web site at www.stocktrans.com/eproxy/VRMII2011.

•
Mail: If you wish to authorize a proxy to vote your shares by mail, simply print out the proxy card included on the Internet website stated above, mark the proxy card accordingly, sign it and return it to us at the address indicated on the proxy card.  If you request a paper copy of the proxy materials, you may complete the proxy card and return it in the envelope that will be included with the proxy materials.

What if other matters come up at the 2011 Annual Meeting?

The matters described in this Proxy Statement are the only matters that we know will be voted on at the 2011 Annual Meeting.  If other matters are properly presented at the meeting, the proxy holders will vote your shares in their own discretion.

May I change my vote after I return my proxy card?

Yes.  You can change your vote at any time before the vote on a proposal  either by authorizing a new later dated proxy by phone or on the Internet or by filing with Michael V. Shustek, our Chief Executive Officer, at our principal executive offices at 8880 W Sunset Road, Suite 200, Las Vegas, Nevada 89148, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card before the meeting.  We will honor the proxy submitted with the latest date.  You may also revoke your proxy by attending the 2011 Annual Meeting and voting in person.

May I vote in person at the 2011 Annual Meeting rather than by authorizing a proxy?

We encourage you to vote by proxy, however, if your plans change, you are certainly welcome to attend the 2011 Annual Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that person should give you instructions for voting your shares and authorizing a proxy to vote by telephone or the Internet.

How are votes counted?

All votes will be tabulated by the inspector of elections appointed for the 2011 Annual Meeting, who will separately tabulate affirmative votes, withheld or negative votes and abstentions.  Abstentions are counted as present for purposes of determining whether there is a quorum for the transaction of business.  Abstentions and withheld votes will not be counted as votes cast.  If your shares are held in the name of a nominee, and you do not direct the nominee how to vote your shares, the nominee is entitled to vote them in its discretion on “routine” matters only.  The second proposal on the agenda for the 2011 Annual Meeting is considered to be routine.  When a proposal is not a “routine” matter and the brokerage firm or other nominee has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the nominee cannot vote the shares on that proposal.  This is called a broker non-vote and will not be counted as a vote cast, but will be counted as present for quorum purposes.

The presence, in person or by proxy, of holders of a majority of shares of common stock entitled to cast votes at the meeting will constitute a quorum.  As of the Record Date, there were _________________ shares of common stock outstanding.  If you authorize a proxy on the Internet or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

In the election of a director, the nominee receiving the highest number of affirmative votes will be elected.  You may not cumulate votes in the election of a director under Proposal No. 1.  The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of independent registered public accountants under Proposal No. 2. The affirmative vote of a majority of all the votes entitled to be cast generally in an election of directors is required to amend the Company’s Bylaws (the “Bylaws”) to expand its investment policy to include investment in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property under Proposal No. 3.  The affirmative vote of a majority of all the votes entitled to be cast is required to change the Company’s charter to extend the Company’s term of existence from expiration on December 31, 2020 to perpetual existence under Proposal No. 4.  In each case where a majority of votes cast is required to approve a proposal, abstentions and broker non-votes will not be counted as votes cast and will not influence the outcome of votes.  In each case where a majority of votes entitled to be cast is required to approve a proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of the Notice, the Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders.  The Company will use the services of StockTrans, Inc. (“StockTrans”) in connection with this proxy solicitation.  The estimated fees paid by the Company to StockTrans will be less than $1,000.

Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  The original solicitation of proxies by Internet may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company or of Vestin Mortgage.  No additional compensation will be paid to these individuals or to Vestin Mortgage for any such services.  Except as described above, the Company does not presently intend to solicit proxies other than by Internet and through the use of direct solicitation by mail and/or telephone.

HOUSEHOLDING

Pursuant to an SEC approved procedure called “householding,” multiple stockholders who share the same address will receive a single Notice of Meeting and Internet Availability of Proxy Material at that address unless they provide contrary instructions.  Any such stockholder who wishes to receive a separate Notice of Meeting and Internet Availability of Proxy Material now or in the future may write or call the Company at Vestin Realty Mortgage II, Inc., 8880 W Sunset Road, Suite 200, Las Vegas, Nevada 89148, telephone: (702) 227-0965.

    The Company will promptly, upon written or oral request, deliver a separate copy of the Notice of Meeting and Internet Availability of Proxy Material to any stockholder at a shared address to which only a single copy was delivered.  Similarly, stockholders sharing the same address who have received multiple copies of the Notice of Meeting and Internet Availability of Proxy Material may contact the Company at the above address and phone number to request delivery of a single copy in the future.  Stockholders who hold shares beneficially in street name may contact their broker to request information about householding.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our 2012 Annual Meeting and included in our proxy materials relating to the 2012 Annual Meeting must be received by our Corporate Secretary at Vestin Realty Mortgage II, Inc., 8880 W. Sunset Road, Suite 200, Las Vegas, Nevada 89148, no later than January 5, 2012, which is 120 calendar days prior to May 4, 2012, the date the 2012 proxy materials are expected to be first made available to our stockholders. In the past, the Company has held its annual meetings in the month of June, and thus the Company anticipates, unlike this year’s Annual Meeting, that the 2012 Annual Meeting will be held in the month of June. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement and form of proxy for the 2012 Annual Meeting.

If a stockholder wishes to present a proposal that is not intended to be included in our Proxy Statement relating to the 2012 Annual Meeting, or to nominate a candidate for election to our 2012 Annual Meeting, the stockholder must give advance notice to us prior to the deadline for proposals and nominations for the Annual Meeting determined in accordance with our Bylaws.  In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary in accordance with our Bylaws as then in effect.  Under our Bylaws, as currently in effect, a proposal for business or nominee for election must be submitted not earlier than the 150th day and not later than 5:00 P.M. Pacific Time on the 120th day prior to the first anniversary of the date of this Proxy Statement, or between ___________________, 201_ and 5:00 P.M. Pacific Time on ___________________, 201_ and must contain the information required by our Bylaws.  However, in the event that the 2012 Annual Meeting is called for a date which is more than 30 days before or after the first anniversary of the date of the 2011 Annual Meeting, stockholder proposals intended for presentation at the 2012 Annual Meeting must be received by our Corporate Secretary no earlier than 150 days before the date of such annual meeting and no later than 5:00 P.M. Pacific Time on the later of 120 days before the date of the 2012 Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  You may obtain a copy of our Bylaws by sending a written request addressed to the Corporate Secretary at the address set forth in the preceding paragraph.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our Chief Executive Officer, Secretary, President and Chairman, Mr. Michael Shustek, directly or indirectly owns 97% of our Manager, Vestin Mortgage, as of the date of this Proxy Statement.  Mr. Shustek is also the Chief Executive Officer and managing member of our Manager.  We do not pay any compensation to Mr. Shustek for his services as our Chief Executive Officer, Secretary, President or Chairman.  He is compensated by our Manager.

We pay management fees to our Manager pursuant to the terms of the Management Agreement with the Manager (the “Management Agreement”) and the provisions of our Bylaws.  Under the Management Agreement, the Manager is also entitled to receive certain fees directly from borrowers.  By its terms, the Management Agreement remains in effect for the duration of the Company’s existence unless terminated.  The Management Agreement can only be terminated for cause or upon the affirmative vote of the holders of a majority of the Company’s outstanding stock entitled to vote.

If Proposal No. 4 receives the required stockholder vote and our charter is amended to extend the Company’s existence from December 31, 2020 to perpetual existence, the Management Agreement will remain in effect indefinitely unless terminated and the Manager will continue to receive management fees and fees from borrowers under the terms of the Management Agreement.  Because of his ownership of our Manager and his service as an executive and managing member of our Manager, Mr. Shustek has an interest in the approval of the change to our charter and the resulting extension of the term of the Management Agreement.

In addition, Mr.  Shustek beneficially owns a significant majority of Vestin Originations, Inc. (“Vestin Originations”) and wholly owns Advant Mortgage, LLC (“Advant”). Vestin Originations and Advant continue to provide brokerage services and the placement of real estate loans for the Company. Vestin Originations and Advant do not receive fees from the Company (except for a one-time administrative fee of $40,000 paid by the Company to Vestin Originations in connection with the sale of commercial land to an unrelated third party)  and the Company is under no contractual obligation to obtain services from these entities. Nevertheless, the Company expects to continue to use the services provided by Vestin Originations and Advant. As a result of his position as beneficial owner of Vestin Originations and Advant, Mr. Shustek has an interest in the approval of Proposal No. 4.  If Proposal No. 4 receives the required stockholder vote and our charter is amended to extend the Company’s existence from December 31, 2020 to perpetual existence, Vestin Mortgage and Advant are expected to continue to provide brokerage services and the placement of real estate loans for the Company.

MATTERS TO BE CONSIDERED AT 2011 ANNUAL MEETING

OVERVIEW OF PROPOSALS

This Proxy Statement contains the following four proposals requiring stockholder action:  Proposal No. 1, the election of two (2) directors to our Board; Proposal No. 2, ratification of the appointment of our independent registered public accountants; Proposal No. 3, amending the Company’s Bylaws to expand its investment policy to include investment in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property; Proposal No. 4, amending the Company’s charter to change the Company’s term of existence from expiration on December 31, 2020 to perpetual existence.  Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

The Board is authorized to have up to 15 directors, as established by the Board pursuant to the Company’s Bylaws (“Bylaws”).  Since the formation of the Company, the Company’s Board has consisted of five directors.  In accordance with the Company’s charter and Bylaws, the Board is divided into three classes, class I, class II and class III, with each class serving staggered three-year terms.  The members of the classes are divided as follows:

•	The class I director is Fredrick J. Zaffarese Leavitt, whose term will expire at the 2013 Annual Meeting of Stockholders;

•	The class II directors are John Dawson and Roland Sansone, whose terms will expire at the 2011 Annual Meeting of Stockholders; and

•	The class III directors are Robert Aalberts and Michael V. Shustek, whose terms will expire at the 2012 Annual Meeting of Stockholders.

Our Board has nominated John Dawson and Roland Sansone for reelection as directors to serve for  three-year terms and until their successors are duly elected and qualify.  Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy, or, if no direction is made, FOR the election of Messrs. Dawson and Sansone.

Messrs. Dawson and Sansone have agreed to serve if elected until their new term expires at our 2014 Annual Meeting of Stockholders, and we have no reason to believe that they will be unavailable to serve.  If either is unable or declines to serve as a director at the time of the 2011 Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy or the Board may choose to reduce the size of the Board.

Certain information about Messrs. Dawson and Sansone is set forth below.

Name	Age	Director Since	Position

John Dawson (1)	53	2006	Director
Roland Sansone (2)	56	2006	Director

(1)	Member of the Special Committee.
(2)	Chairman of Nominating Committee and Member of Audit, Compensation, and Special Committees.

John E. Dawson was previously a director of Vestin Group, Inc. (“Vestin Group”) from March 2000 to December 2005.  He has been a member of our Board since March 2007 and was a director for Vestin Realty Mortgage I, Inc. (“VRM I”) from March 2007 until he resigned in January 2008.  Since 2005, Mr. Dawson has been a partner of the Las Vegas law firm of Lionel Sawyer & Collins.  Previous to that, from 1995 to 2005, Mr. Dawson was a partner at the law firm of Marquis & Aurbach.  Mr. Dawson received his Bachelor’s Degree from Weber State  University and his Juris Doctor from Brigham Young University.  Mr. Dawson received his Masters of Law (LL.M.) in Taxation from the University of San Diego in 1993.  Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

 The Board believes that Mr. Dawson is qualified to serve as director based on all of the experience described above, Mr. Dawson’s legal knowledge and his familiarity with the business and legal communities in Las Vegas.

Roland M. Sansone was a director for Vestin Group from December 2004 to December 2005.  He has been a member of our Board since January 2006 and was a director for VRM I from January 2006 until he resigned in January 2008.  In addition, he has served as President of Sansone Development, Inc. since 2002.  Sansone Development, Inc. is a real estate development company.  Mr. Sansone has been self-employed as a property manager and developer of real estate since 1980.  Mr. Sansone is currently the president of several companies that develop, own and manage commercial and residential property.  Mr. Sansone attended Mt. San Antonio College.

The Board believes that Mr. Sansone is qualified to serve as director based on all of the experience described above, and Mr. Sansone’s extensive experience and familiarity with real estate markets.

For the biographies on our current directors not standing for re-election, Robert J. Aalberts, Fredrick Zaffarese-Leavitt and Michael V. Shustek, please see the section entitled “Management—Directors and Executive Officers” beginning on page 24.

Vote Required

The two nominees receiving the highest number of affirmative votes cast in the election of the directors will be elected as directors. Abstentions and votes withheld and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but will have no effect on the result of the vote.

Recommendation of the Board of Directors

Our Board unanimously recommends that the stockholders vote FOR the election of Messrs. Dawson and Sansone.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has selected JLK Partners, LP (“JLK”) to act as our independent registered public accounting firm for fiscal year 2011. On April 12, 2010, the Audit Committee of the Company’s Board of Directors engaged JLK as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  Frazer Frost LLP (“Frazer Frost”) was dismissed as the Company’s independent registered public accounting firm on that same date.  The decision to dismiss Frazer Frost was approved by our Audit Committee. Frazer Frost had served as the Company’s independent registered public accounting firm for the year ended December 31, 2009.  Frazer Frost was formed when a majority of the partners of Moore, Stephens, Wurth, Frazer and Torbet LLP (“MSWFT”), the Company’s former independent public accountants, combined with the partners of Frost, PLLC (“Frost”), effective January 1, 2010. Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost, and Frost, Frazer Frost assumed MSWFT’s engagement agreement with the Company and became the Company’s independent accounting firm. The Audit Committee consented to the appointment of Frazer Frost as the Company’s independent accountants.

The audit report of Frazer Frost on the financial statements of the Company as of and for the year ended December 31, 2009, and the audit report of MSWFT on the financial statements of the Company as of and for the years ended December 31, 2008 and 2007, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2009, 2008, and 2007 and the period from January 1 through April 12, 2010, there were (i) no disagreements with Frazer Frost or MSWFT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 31, 2008 and 2007, and any subsequent interim period prior to engaging Frazer Frost, the Company did not consult with Frazer Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Frazer Frost did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 31, 2009 and 2008 and the period from January 1 through April 12, 2010, the Company did not consult with JLK on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and JLK did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided MSWFT a copy of the disclosures it made in a Current Report on Form 8-K (the “MSWFT 8-K Report”) prior to the time the MSWFT 8-K Report was filed with the SEC. The disclosures contained in the previous paragraphs, as far as they relate to MSWFT, are substantially the same as the disclosures referenced in the MSWFT 8-K Report. The Company requested that MSWFT furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of MSWFT’s letter, dated January 7, 2010, was attached as Exhibit 16.1 to the MSWFT 8-K Report.

Similarly, the Company provided Frazer Frost a copy of the disclosures it made in a Current Report on Form 8-K (the “ Frazer Frost 8-K Report”) prior to the time the Frazer Frost 8-k Report was filed with the SEC. The disclosures contained in the previous paragraphs, as far as they relate to Frazer Frost, are substantially the same as the disclosures referenced in the Frazer Frost 8-K Report. The Company requested that Frazer Frost furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Frazer Frost’s letter, dated April 14, 2010, was attached as Exhibit 16.1 to the 8-K Report.

Representatives of JLK are expected to be present, in person or by telephone, at the 2011 Annual Meeting and will have the opportunity to make a statement if they desire to do so.  They are also expected to be available to respond to appropriate questions.  Representatives of Frazer Frost are not expected to be present, in person or by telephone, at the 2011 Annual Meeting.

Before appointing JLK, the Audit Committee carefully considered its qualifications, including the qualifications of JLK’s personnel.  In addition, the Audit Committee considered JLK’s reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee also considered whether JLK’s provision of non-audit services to the Company would be compatible with that firm’s independence from the Company.

Stockholders will be asked at the 2011 Annual Meeting to consider and vote upon the ratification of the appointment of JLK.  If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint different registered public accountants at any time during the year if it concludes that such a change would be in the best interests of the Company.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of JLK.

Fees Billed by Independent Registered Public Accountants

The following table sets forth the aggregate fees billed by JLK, Frazer Frost and MSWFT during the fiscal years ended December 31, 2010 and 2009:

	December 31, 2010	December 31, 2009
Fees Billed:
Audit Fees	$190,000(1)	$287,000(2)
Audit Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$190,000	$287,000
(1)	All fees were billed by JLK.
(2)	$165,000 in fees were billed by MSWFT and $122,000 in fees were billed by Frazer Frost.

Audit fees include amounts billed to the Company related to the audit of our consolidated financial statements, review of our quarterly financial statements and other services provided in connection with statutory and regulatory filings.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by JLK and all fees to be paid for such services.  All services are considered and approved on an individual basis.  In its pre-approval and review of audit and non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve Proposal No. 2.  Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of JLK as our independent registered public accountants for the fiscal year ending December 31, 2011.  Abstentions are counted for purposes of determining the presence of a quorum, but will have no effect on the result of the vote.

Recommendation of the Board of Directors

Our Board unanimously recommends that the stockholders vote FOR ratification of the appointment of JLK as our independent registered public accountants for the fiscal year ending December 31, 2011.

PROPOSAL NO. 3

AMENDMENT OF BYLAWS TO EXPAND INVESTMENT POLICY TO INCLUDE INVESTMENT IN AND ACQUISITION, MANAGEMENT AND SALE OF REAL PROPERTY

We believe that the current economic cycle has resulted in significant divergence between real estate prices and intrinsic value, providing a timely opportunity to create value through the acquisition of distressed properties.

We believe that the market value of commercial real estate in the geographical markets we serve continues to be depressed as a result of the recent economic recession and credit crisis.  This has led to significant declines in real estate values, particularly in Nevada, Arizona and portions of California.  These areas continue to be characterized by constraints on refinancing of existing debt and high rates of foreclosure. For example, we believe that many cash-constrained owners of retail and office properties may not be able to fund required tenant improvements, leasing commissions and building improvements to attract or retain tenants.  These landlords may seek to dispose of their properties at distressed prices. As a result, we believe that over the next few years we will have the opportunity to purchase high quality, well-located, commercial properties at attractive prices that can potentially generate substantial initial cash flows with the opportunity to grow cash flow over time through active management.

Our investment policy, as contained in our Bylaws, currently limits us to investing in or purchasing mortgage loans for real property located in the United States.  Our investment policy does not authorize us to acquire, manage, renovate, reposition, sell, or otherwise invest in real property or the acquisition of entities involved in the ownership or management of real property.  To capitalize on the potential opportunity presented by current economic conditions to invest in real property at attractive prices, our Board asks the Company’s stockholders to consider and approve amendments to our Bylaws that would expand our investment policy to authorize us to acquire, manage, renovate, reposition, sell, or otherwise invest in real property or the acquisition of entities involved in the ownership or management of real property.  The proposed amendments, as set forth in Appendix A to this Proxy Statement, would amend Article X of the Company’s Bylaws to allow the Company to acquire, manage, renovate, reposition, sell, or otherwise invest in real property or the acquisition of entities involved in the ownership or management of real property.

Vote Required

The stockholders are requested in this Proposal No. 3 to approve bylaw amendments to expand our investment policy to authorize us to acquire, manage, renovate, reposition, sell, or otherwise invest in real property or the acquisition of entities involved in the ownership or management of real property.  The affirmative vote of a majority of all the votes entitled to be cast generally in an election of directors is required to approve Proposal No. 3.  For purposes of the vote on the proposed bylaw amendments, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Set forth below under the section entitled “Considerations Regarding Proposal No. 3” is a more detailed description of our rationale for expanding our investment policy, including relevant risk factors.  We urge you to read this discussion prior to making your decision regarding whether or not to approve the proposed- bylaw amendments under Proposal No. 3.

Recommendation of the Board of Directors

Our Board unanimously recommends that the stockholders vote FOR Proposal No. 3.

CONSIDERATIONS REGARDING PROPOSAL NO. 3

We believe that the current economic cycle has resulted in significant divergence between real estate prices and intrinsic value, providing a timely opportunity to create value through the acquisition of distressed properties in certain real estate markets in the southwestern United States.  The Company believes that it can profit by capitalizing on its local market knowledge and expanding its business by purchasing certain real estate properties and then either holding them for their income potential or selling them at a profit.  Accordingly, the Company desires to expand its investment policy, which is currently limited to investing in mortgage loans, to include the acquisition, management, renovation, repositioning and selling of, and investment in, real property or the acquisition of entities involved in the ownership or management of real property.

Market Opportunity

We believe that the recent global financial and economic downturn and the corresponding credit crisis have produced a favorable environment to acquire commercial real estate properties at attractive prices.  After a period of unprecedented appreciation in commercial real estate values, the commercial real estate market began to decline substantially beginning in late 2007, precipitated by a massive contraction in the credit and securitization markets. We believe that the confluence of these economic, financial and real estate factors has caused and will continue to cause an “overcorrection” in the pricing of commercial real estate assets.  We believe the beneficiaries of these conditions will be companies with capital, operational expertise and lender and market credibility.  Some of these economic, financial and real estate factors include:

•
Lack of Available Debt Refinancing.  We expect that many real estate owners in the Southwestern United States (in particular, Nevada and Arizona) will encounter increasing distress as they are forced to refinance debt in the current environment of considerably lower loan-to-value ratios, stringent underwriting standards and reduced property values. We expect that real estate owners that hold legacy or toxic assets will be in a particularly difficult position and may be unable to refinance their debt as it matures, putting pressure on such owners to sell their assets.

•
Significant Pressure for Expedited Sales.  Property owners that acquire real estate through borrower defaults likely do not intend to be long-term owners. In turn, we believe that these owners will sell properties either to reduce or eliminate their inventory of undesired real estate assets or because they do not possess the operating expertise to competitively operate these properties efficiently.  In the current distressed market, we expect that an experienced real estate company with local knowledge will be well-positioned to grow through acquisitions from distressed owners and by property acquisitions from capital constrained lenders.

•
Flow Through of Tenant Distress.  We also believe that the downturn in the broader economy has put pressure on commercial tenants, which will likely increase the risk of tenant defaults on lease payments. Property owners may experience difficulty meeting their financial obligations as a result of vacancy, for example, if tenants of a commercial property are unable to fund lease payments, or if tenants terminate leases or are evicted and the owner is not able to re-let the space. Tenant vacancy is likely to put pressure on the owner to seek liquidity, which may be achieved through a sale of the property at a significantly reduced price.

We operate primarily in Nevada, Arizona, California, Oregon and Texas.  Commercial real estate markets in each of these states suffered significantly during the recent recession, with declining real estate values and high rates of default on real estate loans.  In particular, commercial real estate markets in Nevada, Arizona and many parts of California have yet to recover from the recession.  Despite the recent economic cycle, we believe that these markets have a fundamentally compelling combination of economic, geographic, demographic and lifestyle characteristics that will position their real estate markets for significant recovery from a return to economic growth and anticipated increases in population and employment. We believe opportunities exist in the markets where we operate to invest in a wide variety of distressed commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, multifamily properties, warehouses and distribution facilities, motel and hotel properties and recreation and leisure properties.  We believe that by acquiring distressed properties at low cost bases, we will have an operating advantage in leasing and increasing property valuation.

Our Strengths

We believe we distinguish ourselves from other potential owners and operators in various ways, which include the following:

Extensive Real Estate Experience. We are managed by Vestin Mortgage.  Vestin Mortgage’s senior management, consisting of its Chief Executive Officer, Michael V. Shustek, Chief Financial Officer, Eric Bullinger and Vice President of Regulatory Affairs, Michael J. Whiteaker, have over 50 collective years of experience in the real estate industry and markets where we operate and anticipate seeking to acquire distressed properties.  Through the experience gained as a real estate lender, we believe our management has extensive knowledge and execution capability with respect to all aspects involved in acquiring distressed commercial properties, either directly from owners, through the foreclosure process, or from financial institutions holding foreclosed real estate.

Deep Market Knowledge of the Southwestern United States.  Our management team, through its involvement in the real estate industry in the Southwestern United States, has developed relationships with participants in the industry, including brokers, institutional investors, fund managers, property owners, developers, tenants, bankers and other real estate capital providers and local and regional governments. We believe that our relationships and presence in these markets, particularly Nevada and Arizona, together with our market knowledge, provide an advantage to us by providing visibility in the real estate market, enabling us to source attractive marketed acquisition opportunities as well as potential acquisition opportunities that may not be known or available to our competitors because of their limited presence or networks in these real estate market.

Significant Access to Pipeline of Acquisition Opportunities.  Our management team has extensive contacts in the Southwestern United States real estate market to source investment opportunities, in particular through access to both distressed and more conventional sellers such as banks, insurance companies, public institutions, fund managers, REITs, retailers, private investors and developers.  We believe that these relationships will enable us to take advantage of these market opportunities and maintain an active acquisition pipeline.

Acquisition and Investment Strategy

Our objective is to generate attractive risk-adjusted current and long-term returns for our stockholders through dividends and capital appreciation. If our stockholders approve Proposal No. 3, we may invest in a wide variety of distressed commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, multifamily properties, warehouses and distribution facilities, motel and hotel properties and recreation and leisure properties. If our stockholders approve Proposal No. 3, we intend to achieve this objective through the following acquisition strategy:

Capitalizing on Availability of Distressed Properties.  We believe that during the next several years, excellent opportunities will exist in our target markets in the Southwestern United States to acquire quality properties at historically attractive prices. We intend to acquire distressed properties at a significant discount to replacement cost that have stable cash flow or are underperforming properties where we believe we can generate value by improving in-place cash flows through aggressive leasing, asset management and repositioning of the property.  We intend to acquire these properties directly from owners, through the foreclosure process, or from financial institutions holding foreclosed real estate.   We intend to finance our acquisitions with cash flows and/or loans.

Maximizing Value of Acquired Properties.  We intend to reposition the properties we acquire through strategic renovation and re-tenanting such properties.  We seek to accomplish this by (1) stabilizing occupancy; (2) upgrading and renovating existing structures; and (3) investing significant effort in recruiting tenants whose goods and services meet the needs of the surrounding neighborhood.  We currently do not intend to engage in significant development or redevelopment projects, as we believe the costs of development and redevelopment currently exceed the cost of properties that we expect to be available for acquisition for the foreseeable future.

Southwestern and Western United States Focus.  We intend to focus our acquisition efforts in the Southwestern and Western United States and in Nevada, California and Arizona in particular.  These regions have recently experienced severe economic distress, which has in turn led to significant declines in real estate values.  We believe such factors have created a significant pipeline of distressed acquisition opportunities.  Despite the recent downturn, we believe these regions have fundamentally diverse and dynamic economies that hold the potential to recover significantly as the overall economy in the United States improves and that such recovery will in turn improve the real estate markets in these regions.

Focus on Strong Property and Submarket Fundamentals.  We intend to seek to acquire properties that present strong property and submarket characteristics that we believe are essential for a successful real estate investment. These include:

•	an attractive location in established submarkets with limited development rights, creating barriers to the creation of new competitive space;

•	desirable physical attributes such as a contemporary design and function, adequate parking, a flexible and efficient floor plan and environmentally friendly design; and

•	a strong multi-tenant base with limited exposure to significant tenant concentrations.

Apply a Disciplined Underwriting Process.  We intend to apply a disciplined underwriting process in our evaluation of potential property acquisitions. In evaluating a property’s cash flow potential, we intend to use conservative assumptions regarding future cash flow, taking into account not only current rents but future rents that may be negotiated at a discount during the current market downturn, the credit worthiness of tenants and other factors that may affect cash flow, which we believe our management team is well positioned to understand. We also intend to utilize assumptions regarding the timing and level of a market recovery that we believe to be conservative.  We intend to acquire properties that are able to provide returns, regardless of when a market recovery occurs, with potential for cash flow improvement and capital appreciation.

Financing Sources

We intend to seek financing from a variety of sources to fund our potential acquisitions.  Such sources include cash on hand, cash flow from operating activities and cash proceeds from the public offering or private placement of equity or debt securities.  We may also seek to obtain a revolving credit facility and other secured or unsecured loans to fund acquisitions.  We cannot provide any assurance that we will be successful in obtaining any financing for all or any of our potential acquisitions.

Risk Factors

You should carefully consider the following risk factors, together with all the other information contained in this Proxy Statement before making your decision regarding whether or not to approve the proposed the bylaw amendments under Proposal No. 3.

Unsettled market conditions may persist, which could result in significan losses on any properties we acquire, thereby adversely affect our financial condition and results of operations.

The commercial real estate markets in Nevada, Arizona and portions of California have not recovered from the severe recession of 2008-2009.  Moreover, the U.S. economy remains unsettled, with growth prospects uncertain because of high unemployment and depressed conditions in many real estate markets.  The threat of a double dip recession continues to loom.  Should the U.S. economy weaken, or if real estate markets in the areas we serve continue to struggle, there is a significant risk that any real estate investments we make may prove unprofitable.  An economic slowdown may result in decreased demand for space in the properties we acquire, forcing us to lower rents or provide tenant improvements at our expense or provide other concessions or additional services to attract tenants in any of our properties that have excess supply. Further deterioration in the real estate market after we acquire properties may result in a decline in the market value of our properties or cause us to experience other losses related to our assets, which may adversely affect our results of operations, the availability and cost of credit and our ability to make distributions to our stockholders.

Our Manager’s experience is primarily in real estate secured lending, not acquiring real estate.

Our Manager is primarily engaged in the business of making real estate secured loans.  It has relatively limited experience operating a business that invests in real estate.  Most of this experience relates to its management of Vestin Fund III, LLC (“Fund III”), a company which was engaged both in lending and acquiring real estate.   While our Manager has gained experience in managing and repositioning properties acquired through foreclosure, its limited experience running a business that seeks to identify suitable properties for investment may result in our acquiring properties that prove to be bad investments.

Our relatively small size may result in a portfolio of investments which lacks diversification.

Our assets totaled $111.6 million and our cash in hand totaled $7.2 million as of June 30, 2011.   Because of our relatively small size compared to some of our competitors, the aggregate number of properties we are able to acquire at any given time will be limited.  In addition, we may not be successful in obtaining financing to fund our acquisitions.  Accordingly, our portfolio of acquired properties may lack diversification.  If our portfolio is not diversified, any loss experienced on one or more properties can be expected to have a material adverse effect on our stockholders’ equity and our results of operations.

We may incur debt to execute our business strategy, and our cash flow may not be sufficient to make required payments on any such debt or repay such debt as it matures.

To the extent deemed appropriate by us in our discretion, we may rely on debt financing for our business. Depending on the level of debt that we incur, we may be required to dedicate a substantial portion of our funds from operations to servicing our debt, and our cash flow may be insufficient to meet required payments of principal and interest. If a property is mortgaged to secure payment of debt and we are unable to meet mortgage payments, the mortgagee could foreclose upon that property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies. In addition, if principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions,  our cash flow may not be sufficient to repay maturing debt. We do not anticipate that any debt we may incur will require significant principal payments prior to maturity. However, we may need to raise additional equity capital, obtain secured or unsecured debt financing, issue private or public debt, or sell some of our assets to either refinance or repay our debt as it matures. We cannot assure you that these sources of financing or refinancing will be available to us at reasonable terms or at all. Our inability to obtain financing or refinancing to repay our maturing debt, and our inability to refinance existing debt on reasonable terms, may require us to make higher interest and principal payments, issue additional equity securities, or sell some of our assets on disadvantageous terms, all or any of which may result in foreclosure of properties, partial or complete loss on our investment and otherwise adversely affect our financial conditions and results of operations.

Uncertain market conditions and the broad discretion of Vestin Mortgage relating to the future disposition of properties could adversely affect the return on our stockholders’ investment.

We intend to hold the various real properties we acquire until such time as Vestin Mortgage determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Vestin Mortgage may exercise its discretion as to whether and when to sell a property and we will have no obligation to sell properties at any particular time, except upon our liquidation. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future.  Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future.

We will face significant competition in our efforts to acquire distressed properties.

Our acquisition strategy is focused on distressed commercial real estate, and we will face significant competition from other investors, REITs, hedge funds, private equity funds and other private real estate investors with greater financial resources and access to capital than available to us.  A number of funds have recently been formed for the specific purpose of investing in distressed real estate.  We may not be able to compete successfully for investments with larger, better capitalized firms or with companies that have extensive contacts in the real estate industry. In addition, the number of entities and the amount of purchasers competing for suitable investments may increase, all of which could result in competition for accretive acquisition opportunities and adversely affect our acquisition plans.  Significant competition for distressed properties could also have the effect of driving up the prices of such properties, thereby making it more difficult to acquire properties at a deep discount to intrinsic value.

The properties we acquire will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

The properties we acquire will be subject to property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes.

Compliance or failure to comply with laws requiring access to our properties by disabled persons could result in substantial cost.

The Americans with Disabilities Act, or ADA, and other federal, state and local laws generally require public accommodations be made accessible to disabled persons. Noncompliance could result in the imposition of fines by the government or the award of damages to private litigants. These laws may require us to modify the properties we acquire.  Legislation or regulations adopted in the future may impose further burdens or restrictions on us with respect to improved access by disabled persons. We may incur unanticipated expenses that may be material to our financial condition or results of operations to comply with ADA and other laws, or in connection with lawsuits brought by private litigants.

We may face intense competition, which may decrease, or prevent increases of, the occupancy and rental rates of the properties we acquire.

We may face competition from developers, owners and operators of commercial real estate who may own properties similar to ours in the same markets where we acquire properties.  If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we expect to charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. This competitive environment could have a material adverse effect on our ability to lease our properties or any newly developed or acquired property, as well as on the rents charged.

The properties we acquire may expose us to unknown liabilities, which could harm our growth and future operations.

We may acquire properties subject to liabilities and without any recourse, or with only limited recourse, against the prior owners or other third parties with respect to unknown liabilities. As a result, if a liability were asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle or contest it, which could adversely affect our results of operations and cash flow. Unknown liabilities with respect to acquired properties might include liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons against the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

We may be required to make significant capital expenditures to improve our properties in order to retain and attract tenants, causing a decline in operating revenues and reducing cash available for debt service and distributions to stockholders.

To the extent adverse economic conditions continue in the real estate market and demand for commercial space remains low, we may be required to make rent or other concessions to tenants, accommodate requests for renovations, build-to-suit remodeling and other improvements or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire and to attract new tenants in sufficient numbers. Additionally, we may need to raise capital to make such expenditures. If we are unable to do so or capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which would result in declines in revenues from operations and reduce cash available for debt service and distributions to stockholders.

We may face potential difficulties or delays renewing leases or re-leasing space to tenants, which could adversely affect our cash flow and revenues.

We will depend upon rents received from our tenants to generate income from our acquired properties.  If a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely rental payments.  As a result, our cash flow could decrease and our ability to make distributions to our stockholders could be adversely affected.

Properties that have significant vacancies could be difficult to sell, which could diminish our return on investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues.  In addition, the resale value of the property could be diminished because the market value of a particular property may depend principally upon the value of the leases of such property.

The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Real estate investments, especially commercial properties, are relatively illiquid and may become even more illiquid during periods of economic downturn. As a result, we may not be able to sell a property or properties quickly or on favorable terms, or otherwise promptly change our portfolio, in response to changing economic, financial and investment conditions when it otherwise may be prudent to do so. This inability to respond quickly to changes in the performance of our properties and sell an unprofitable property could adversely affect our cash flows and results of operations, thereby limiting our ability to make distributions to our stockholders.

Rising energy costs may have an adverse effect on our operations and revenue.

Electricity and natural gas, the most common sources of energy used by commercial buildings, are subject to significant price volatility. In recent years, energy costs, including energy generated by natural gas and electricity, have fluctuated significantly. Some of our properties may be subject to leases that require our tenants to pay all utility costs while other leases may provide that tenants will reimburse us for utility costs in excess of a base year amount. It is possible that some or all of our tenants will not fulfill their lease obligations and reimburse us for their share of any significant energy rate increases and that we will not be able to retain or replace our tenants if energy price fluctuations continue. Also, to the extent under a lease we agree to pay for such costs, rising energy prices will have a negative effect on our results of operations, cash flows and ability to make distributions to our stockholders.

Uninsured losses or losses in excess of our insurance coverage could adversely affect our financial condition and our cash flows.

We plan to maintain comprehensive liability, fire, flood, earthquake, wind (as deemed necessary or as required by lenders), extended coverage and rental loss insurance with respect to our acquired properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, riots, acts of war or terrorism. Should an uninsured loss occur, we could lose both our investment in and anticipated profits and cash flows from a property. If any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of the loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss. In addition, we may determine not to insure some or all of our properties at levels considered customary in our industry and which would expose us to an increased risk of loss. As a result, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the value of our common stock may be adversely affected.

Environmental liabilities are possible and can be costly.

    Federal law imposes liability on a landowner for the presence of improperly disposed hazardous substances on the landowner’s property. This liability is without regard to fault for or knowledge of the presence of such substances and may be imposed jointly and severally upon all succeeding landowners from the date of the first improper disposal. The laws of the states and localities in which we may acquire properties may have similar or additional requirements. We cannot assure that hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by present or future state and federal laws and regulations) will not be discovered on properties during our ownership or after sale to a third party.  If such hazardous materials are discovered on a property, we may be required to remove those substances or sources and clean up such affected property. We may incur full recourse liability for the entire cost of any such removal and cleanup. We cannot assure you that the cost of any such removal and cleanup would not exceed the value of the property or that we could recoup any such costs from any third party. We may also be liable to tenants and other users of the affected property and to owners, tenants or users of neighboring properties, and it may find it difficult or impossible to sell the affected property prior to or following any such cleanup.

We intend to rely on the knowledge of our management team in making investment decisions.

We are relying on the ability of our management, including our Manager and its management, our executive officers, and the Board. All aspects of the management of the Company are entrusted to the Manager, our executive officers, and the Board. We intend to rely on the knowledge of our management team concerning our target markets in the Southwestern United States. We may determine whether or not to invest in specific properties based entirely on our executives’ knowledge of a given real estate market.  In the event that we lose one or more of our executive officers or terminate the relationship with our Manager, it could have a material adverse impact on our business and our results of operations.

We may participate in joint venture investments, which have additional risk.

 We may participate in joint ventures with non-affiliated persons. Our investment in joint ventures which own properties, instead of investing directly in the properties itself, may involve additional risks including, but not limited to:

•	the possibility that our partner might become bankrupt;

•	the possibility that our partner may at any time have economic or business interests or goals which are inconsistent or compete with the business interests or goals of the Company; or

•	the possibility that our partner may be in a position to take action contrary to our instructions, requests, policies or objectives.

Among other things, actions by such a partner might have the result of subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement, might expose us to liabilities of the joint venture in excess of our proportionate share of such liabilities or might have other adverse consequences for the Company. There is an additional risk that joint venturers may not be able to agree on matters relating to the property they own, and that unresolved disputes may delay the joint venture’s ability to act and result in substantial costs to the joint venturers.

We may also from time to time participate jointly with investment programs or other entities sponsored by the Manager or one of its affiliates. The risks of such joint ownership may be similar to those mentioned above.  However, the Company or the Manager may also experience difficulty in enforcing the Company’s rights in the joint venture due to the obligations that the Manager or our directors or officers may owe to the other partner in such a joint venture.

There are certain risks inherent in real property investments.

Our investments in property will be subject to risks generally related to the ownership of real estate, including, without limitation, the following:

•	adverse changes in general or local economic conditions;

•	adverse changes in interest rates and availability of permanent mortgage funds which might make the purchase, sale, financing or refinancing of property difficult or unattractive;

•	local conditions, such as competitive over-building, which might result in an oversupply of available space;

•	a decrease in employment which might reduce the demand for real estate in an affected area;

•	fuel shortages;

•	uninsured casualty losses;

•
ownership of a high concentration of properties in a particular geographic area, or that serve tenants in a similar industry, that would magnify the effects of downturns in that geographic area or industry;

•	acts of war; and

•	adverse changes in governmental rules, including, without limitation, building, environmental, real estate tax laws and rates and real estate zoning laws.

These factors may cause the  properties we acquire to decrease in value and may make it difficult for us to sell our properties.

Our business will involve possible risks associated with climate change

We cannot predict with certainty whether climate change is occurring and, if so, at what rate. However, the effects of climate change could have a material adverse effect on our properties, operations and business. Compliance with new laws or regulations related to climate change, including compliance with “green” building codes, may require property owners to make improvements to existing properties or increase taxes and fees assessed on properties. Such compliance obligations could negatively affect our operations and profitability. Additionally, if climate change causes changes in weather patterns, our property locations could experience changes in storm intensity, water pricing and availability, and sea levels. Over time, such conditions could result in declining demand for our properties or our inability to operate the buildings. Therefore, there can be no assurance that climate change will not have a material adverse effect on our acquired properties, operations or business.

Increasing numbers of loan defaults may negatively impact our business.

The region in which we operate has experienced a marked increase in the number of loans that are in default or are at risk of default. If levels of defaults remain high or rise further, our business may be negatively affected in a number of ways. As a holder of loans, we may experience significant losses due to defaults by borrowers. Defaults may also make obtaining financing more difficult. This may hinder our ability to acquire properties with financing and may also make it difficult for us to resell properties we acquire.  Potential buyers may be unable to obtain financing on acceptable terms, with the result that the demand for our properties may be reduced and resale prices may be depressed. Additionally, sales of distressed properties at reduced prices will lower the value of comparable properties. As defaults rise,  foreclosures and other distressed sales may negatively impact the value of the properties in which we invest. We may lose some or all of our investment in these properties as a result.

FORWARD LOOKING STATEMENTS

Certain statements in this Proxy Statement, including, without limitation, matters discussed under this Proposal No. 3, should be read in conjunction with the detailed information included elsewhere in this Proxy Statement and our periodic reports on Forms 10-K, 10-Q and 8-K.  We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are not historical fact are forward-looking statements.  Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or other similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, which could cause actual results, performance or achievements to differ materially from future results, performance or achievements.  These forward-looking statements are based on our current beliefs, intentions and expectations.  These statements are not guarantees or indicative of future performance.  Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in this Proposal No. 3 and in our other periodic reports filed with the SEC. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and involve inherent risks and uncertainties.  Our estimates of the value of collateral securing loans may change, or the value of the underlying property could decline subsequent to the date of our evaluation.  As a result, such estimates are not guarantees of the future value of the collateral.  The forward-looking statements contained in this proxy statement are made only as of the date hereof.  We undertake no obligation to update or revise information contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PROPOSAL NO. 4

AMENDMENT OF OUR CHARTER TO CHANGE THE TERM OF THE COMPANY’S EXISTENCE FROM EXPIRATION ON DECEMBER 31, 2020 TO PERPETUAL EXISTENCE

    Article III of our charter provides that our corporate existence shall continue until December 31, 2020 (the “Term”) unless earlier terminated by operation of law or unless extended by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter. Upon the expiration of the Term, we must cease all operations and dissolve.

In order to dissolve as of the end of the Term, we must commence an orderly wind down of our business which will enable us to maximize the distributions payable to our stockholders.  If we are forced to sell our assets just prior to the time of our scheduled dissolution, there is a substantial possibility we will not realize the full value of our assets.  Since most of our assets consist of loans secured by real estate and real estate acquired through foreclosure, we expect an orderly wind down of our business to take several years.  Based on our current assets, if the Term is not extended, we would plan to commence an orderly wind down of our business within the next few years.

Our Board has concluded that commencing a wind down of our business in the next few years may be adverse to the interests of our stockholders for the following reasons:

1.	The principal markets in which we operate continue to be severely depressed.

    As of June 30, 2011, we own six properties which were acquired through foreclosure.  All of these properties are located in Nevada, Arizona and California.  The value of commercial properties in these states has not recovered from the severe recession of 2008 – 2009.  In fact, commercial property values in Nevada and Arizona remain among the most depressed in the nation.  Real estate values tend to move in relatively long cycles.  For example, a 14 year period elapsed between the bottom and top of the real estate markets in the last cycle.  As a result, it may be several years before commercial real estate values in Nevada, Arizona and California experience a substantial recovery.

Similarly, as of June 30, 2011, we had approximately $52.7 million invested in real estate loans, with approximately 37% of the loans by value in Nevada, 26% in Arizona and 16% in California. Depressed values in these markets and constraints on the availability of funds for commercial real estate developers may result in a number of these loans going into default.  In recent years, we have experienced a marked increase in defaults on our loans which we believe is attributable to the recent economic recession.  As of June 30, 2011, four of our loans with a value of approximately $1.5 million are non-performing and we may continue to experience a significant number of defaults in our mortgage lending business.

While we have historically sought to sell properties acquired through foreclosure as quickly as circumstances and economic conditions permit, we recognize that due to the significant decline in value of these properties, it may take several years to dispose of these properties at justifiable prices.  We believe efforts to sell foreclosed properties during the next several years would result in several sales being made at distressed prices, which might adversely affect our stock price and result in lower distributions to our stockholders.  As a result, we believe it would be in the best interests of our stockholders to extend the term of the Company and avoid commencing a liquidation during the current, adverse market conditions.

2.	We believe this is a good time to buy commercial real estate, not sell it.

Our Board has unanimously recommended that we change our business model to allow us to acquire real estate or the acquisition of entities involved in the ownership or management of real property.  For the reasons discussed in Proposal 3, our Board believes there is significant potential value for our stockholders if we take advantage of distressed market conditions and acquire real estate or the acquisition of entities involved in the ownership or management of real property.  If our stockholders approve Proposal No. 3, extending our term will allow adequate time to acquire distressed properties, renovate or reposition them and then sell the properties. The proper execution and success of this strategy is best realized over an extended period of time, as it entails that we properly underwrite the properties we target for acquisition, reposition any acquired properties to stabilize and improve occupancy and rental rates and improve their overall market value in anticipation of disposing of such properties at optimal pricing.  An extension of our Term to perpetual existence enables us to fully capitalize on this investment strategy.

Accordingly, our Board asks the Company’s stockholders to consider and approve an amendment to Article III of our charter to change the Term from expiration on December 31, 2020 to perpetual existence under this Proposal No. 4. This amendment to our charter is set forth in Appendix B to this Proxy Statement.

Vote Required

The affirmative vote of a majority of the votes entitled to be cast is required to approve Proposal No. 4.  For purposes of this vote, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Recommendation of the Board of Directors

Our Board unanimously recommends that the stockholders vote FOR Proposal No. 4.

CORPORATE GOVERNANCE

Board of Directors

Our Board currently consists of five directors who are divided into three classes.  Directors are elected to serve a three-year term.  The authorized number of directors may be changed only by resolution of the Board.  Any additional directors resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.  This classification of our Board may have the effect of delaying or preventing changes in our control or management.  Our directors will hold office until their successors have been elected and qualify or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of at least a majority of our outstanding stock entitled to vote on the election of directors.

During the fiscal year 2010, our Board held four meetings, the Audit Committee of our Board (the “Audit Committee”) held four meetings, the Nominating Committee of our Board (the “Nominating Committee”) held one meeting and the Compensation Committee of our Board (the “Compensation Committee”) held no meetings.    All five directors attended 100% of the Board meetings and applicable standing committee meetings held in fiscal year 2010.  Directors are encouraged to attend annual meetings of our stockholders.  All five of the then-current directors attended our 2010 Annual Meeting of Stockholders.  A special committee of the Board of Directors consisting of Messrs. Zaffarese-Leavitt (chairman), Dawson and Sansone were appointed by the entire Board for the purpose of entering into discussions with VRM I regarding a potential merger of VRM I into us.  This special committee held one meeting during 2010.

In compliance with Nasdaq listing requirements, a majority of our directors must be individuals who meet the independence standards set forth in the applicable rules of the Nasdaq Stock Market.  We use the definition of independence set forth in the Nasdaq listing standards, and the interpretations thereof to determine if a candidate qualifies as an independent director.  Our Nominating Committee reviews each director and each candidate to determine whether the individual meets the requisite standard of independence.  In addition, members of the Audit Committee must meet the independence standards set forth in Section 10A (m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder.  Our Nominating Committee has evaluated each of our directors and has determined that (i) each director except for Mr. Shustek meets the independence requirements of the Nasdaq listing standards and (ii) each member of our Audit Committee meets the independence requirements of Section 10A(m) of the Exchange Act and the rules thereunder.

The process for stockholder communications with the Board is as follows:  stockholders wishing to communicate with the Board should send their correspondence to 8880 W. Sunset Road, Suite 200, Las Vegas, Nevada 89148.  Such correspondence shall be directed to Mr. Aalberts unless the correspondent directs that the letter be delivered to another director.  Stockholders may mark such communications “Confidential” and all such letters will be delivered unopened to the designated addressee.

Board Leadership

Michael V. Shustek serves as our President and Chief Executive Officer and as the Chairman of our Board.  Mr. Shustek was the founder of our Company and has served as its Chief Executive Officer, President and Chairman since inception.  Our Board believes that Mr. Shustek is best situated to serve as Chairman of the Board because he is the director most familiar with our business and loan portfolio and is therefore best positioned to lead Board discussions relating to strategic priorities and opportunities.  In this regard, the Board noted Mr. Shustek’s extensive experience in secured real estate lending and his familiarity with our assets and operations.  The Board believes that under these circumstances, the combined role of Chief Executive Officer, President and Chairman promotes effective strategy development and execution.

We have not appointed a lead independent director, viewing this position as unnecessary given the small size of our Board.  However, Mr. Zaffarese Leavitt generally chairs executive sessions of our independent directors.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews and assesses information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Board works closely with management to: (i) identify and evaluate risks; (ii) ensure the Company’s risk management policies are consistent with its business strategy; and (iii) assess strategies for mitigating potential risks.  The Nominating Committee manages risks associated with the structure and composition of the Board. The Audit Committee oversees management of financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to compensation paid to our Manager, Vestin Mortgage.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through relevant committee reports about such risks. The Board’s role in risk oversight had no effect on the Board’s leadership structure.

Board Committees

Our Board has appointed an Audit Committee, a Nominating Committee, a Compensation Committee, and a Special Committee.

Audit Committee
Fredrick J. Zaffarese Leavitt (Chairman)
Robert J. Aalberts
Roland M. Sansone

Compensation Committee
Robert J. Aalberts (Chairman)
Roland M. Sansone
Fredrick J. Zaffarese Leavitt

Nominating Committee
Roland M. Sansone (Chairman)
Robert J. Aalberts
Fredrick J. Zaffarese Leavitt

Special Committee
Fredrick J. Zaffarese Leavitt (Chairman)
Roland Sansone
John Dawson

Audit committee – The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent accountants.  In addition, the Audit Committee reviews with the Company’s management and its independent accountants financial information that will be provided to stockholders and others, the systems of internal controls that management and our Board have established and our audit and financial reporting processes.  The Audit Committee operates under a written Audit Committee Charter adopted by our Board, which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx.  Our Audit Committee met in March 2011 in connection with the audit of our 2010 financial statements. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements.  This committee’s responsibilities include, among other things:

•	Selecting and hiring our independent auditors;

•	Evaluating the qualifications, independence and performance of our independent auditors;

•	Approving the audit and non-audit services to be performed by our independent auditors;

•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

Our independent auditors and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.  Our Audit Committee currently consists of Mr. Zaffarese Leavitt, Mr. Aalberts and Mr. Sansone.  Our Board has determined that each of these directors meets the independence standards for audit committee members, including under the Nasdaq listing standards, and that Mr. Zaffarese Leavitt is an audit committee “financial expert” under the federal securities laws.

Nominating Committee – Our Nominating Committee was formed to assist our Board by identifying individuals qualified to become directors.  Each member of our Nominating Committee is independent under Nasdaq listing standards.  During fiscal 2010, the Nominating Committee held one meeting.

The Nominating Committee operates under a charter adopted by our Board, which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx.  Responsibilities of the Nominating Committee include, among other things:

•	Evaluating the composition, size, operations and governance of our Board and making recommendations regarding future planning and the election of directors;

•	Evaluating the independence of our directors and candidates for election to the Board; and

•	Evaluating and recommending candidates for election to our Board.

In evaluating candidates, the Nominating Committee will consider an individual’s business and professional experience, the potential contributions he or she could make to our Board and his or her familiarity with our business.  The Nominating Committee will consider candidates recommended by our directors, members of our management team and third parties.  The Nominating Committee will also consider candidates suggested by our stockholders.  We do not have a formal process established for this purpose.  We believe that it is not necessary to have a formal policy for stockholder nominations since the Nominating Committee evaluates all candidates in the same manner, regardless of the source of recommendation.  There were no stockholder nominations received for this year’s Annual Meeting.

We do not have a formal diversity policy with respect to the composition of our Board.  However, the Nominating Committee, in seeking to ensure that the Board is composed of directors whose diverse backgrounds, experience and expertise will provide the Board with a range of perspectives on matters coming before the Board, considers diversity in connection with the nomination of a director.  The Nominating Committee monitors diversity on a case-by-case basis.

Stockholders are encouraged to contact the Chair of the Nominating Committee if they wish the Committee to consider a proposed candidate.  Stockholders should submit the names of any candidates in writing, together with background information about the candidate to:

Mr. Roland Sansone,
Chair of the Nominating Committee
Vestin Realty Mortgage II
8880 W. Sunset Road, Suite 200
Las Vegas, NV 89118

Stockholders wishing to directly nominate candidates for election to the Board must provide timely notice in accordance with the requirements of our current Bylaws, as outlined in this Proxy Statement under the heading “Future Stockholder Proposals on page 4.

Compensation Committee – Our Compensation Committee operates under a charter adopted by our Board, which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx.  Our Compensation Committee was established to assist our Board relating to compensation of the Company’s directors and its sole manager, Vestin Mortgage, and to produce as may be required an annual report on executive officer compensation.  Each member of our Compensation Committee is independent under Nasdaq listing standards.

Our Compensation Committee has absolute discretion in evaluating and determining director compensation.  While our Manager, through its Chief Executive Officer and managing member, Mr. Shustek (who is also our President, Secretary and Chief Executive Officer), may provide recommendations as to director compensation, it is in the Compensation Committee’s absolute discretion as to whether or not to adopt such recommendations.

Subject to applicable provisions of our Bylaws and the Management Agreement, the Compensation Committee is responsible for reviewing and approving compensation paid by us to our Manager.  As we do not pay any compensation to our executive officers, the Compensation Committee has not produced a report on executive compensation.  During fiscal year 2010 the Compensation Committee, consisting of Mr. Aalberts, Mr. Zaffarese Leavitt and Mr. Sansone, did not meet. As a result, there have been no changes in compensation to directors or executive officers.

Special Committee – The Board has appointed a special committee to enter into negotiations with VRM I regarding a proposed stock-for-stock merger.   In furtherance of the proposed merger, the Company has engaged EdgeRock Realty Advisors, LLC as its financial advisor and Latham & Watkins, LLP as counsel to the special committee. The primary purpose of the proposed merger is the potential cost savings and operating synergies that could be achieved through a combination with VRM I. Any decision with respect to the proposed merger with VRM I will be subject to the approval of the special committee and stockholders of VRM I as well as the approval of our special committee and stockholders. There can be no assurance that the proposed merger will be pursued or consummated.

Our Board may establish other committees to facilitate the management of our business.

Director Compensation

We pay our non-employee directors $500 for each board meeting attended in person or by telephone conference and $500 for each committee meeting attended in person or by telephone conference.  Non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees of the Board.  Non-employee directors who served as members of the special committee received a one-time fee $22,500 in 2011 as compensation and an additional $750 for each special committee meeting attended.  The non-employee director who serves as chairman of the special committee received a one-time fee of $30,000 in 2011 as compensation and an additional $750 for each special committee meeting attended.

Employee directors do not receive any compensation for serving as members of our Board or any committee of our Board.

                      Director Compensation in Fiscal 2010

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael V. Shustek	--	--	--	--	--	--	--
John E. Dawson	$2,500	--	--	--	--	--	$2,500
Robert J. Aalberts	$5,500	--	--	--	--	--	$5,500
Frederick J. Zaffarese Leavitt	$5,500	--	--	--	--	--	$5,500
Roland M. Sansone	$5,000	--	--	--	--	--	$5,000

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees of our Manager.  The Code of Business Conduct and Ethics may be found on our web site at http://www.vestinrealtymortgage2.com/VRT_About/Documents/CodeOfEthics.pdf.

MANAGEMENT

We are managed on a day-to-day basis by Vestin Mortgage, a privately held company which is a significant majority-owned subsidiary of Vestin Group.  As used herein, as context provides, “management” means our Manager, its executive officers and the individuals at Strategix Solutions, LLC, who perform accounting and financial reporting services on our behalf.

Directors and Executive Officers

The following table sets forth the names, ages as of September 15, 2011 and positions of the individuals who serve as our directors and executive officers:

Name	Age	Title

Michael V. Shustek	52	President, Secretary, Chief Executive Officer and Chairman of the Board
Eric Bullinger (1)	41	Chief Financial Officer
John E. Dawson (3)	53	Director
Robert J. Aalberts(4)	60	Director
Fredrick J. Zaffarese Leavitt(2)	40	Director
Roland M. Sansone(2)	56	Director

(1)	Mr. Bullinger was appointed as the CFO of the Company effective January 21, 2011.
(2)	Member of the Audit Committee, Nominating Committee, Compensation Committee and Special Committee.
(3)	Member of the Special Committee
(4)	Member of the Audit Committee, Nominating Committee, Compensation Committee.

The following table sets forth the names, ages as of September 15, 2011, and positions of individuals who serve as  directors, executive officers and significant employees of Vestin Mortgage (our manager)  and other specified affiliates:

Name	Age	Title

Michael V. Shustek	52
President, Chief Executive Officer and Chairman of the Board of Vestin Group, Inc. and Vestin Origination, Inc.; Chief Executive Officer and Managing Member of Vestin Mortgage; Manager of MVP Group, LLC (the manager of Advant Mortgage, LLC)

Eric Bullinger	41	Chief Financial Officer of Vestin Mortgage
Michael J. Whiteaker	61	Vice President of Regulatory Affairs of Vestin Group, Inc.

Directors and Executive Officers of the Company and certain officers and directors of Vestin Mortgage (our Manager), Vestin Group, Inc. (“Vestin Group”) (which owns a significant portion of our Manager), Vestin Originations, Inc. (“Vestin Originations”) (a majority of which is owned by Vestin Group), and Advant Mortgage, LLC (which is 100% owned by Mr. Shustek)

Michael V. Shustek has been Chairman of the Board, Chief Executive Officer, and President of Vestin Group for the past five years, and prior to that time, he held various positions with Vestin Group, including Chief Executive Officer and President. Mr. Shustek has served as Chairman of the Board and Chief Executive Officer, Secretary and President of us and VRM I since January 2006. Mr. Shustek serves as our Chief Executive Officer, Secretary and President at the discretion of the Board. From 2006 until the conversion of our Manager into a limited liability company in 2011, Mr. Shustek served as President, Chief Executive Officer, and Chairman of the Board of our Manager and prior to that time, he held various positions with our Manager, including Chief Executive Officer and President. Following our Manager’s conversion into limited liability company, Mr. Shustek serves as Chief Executive Officer and managing member of our Manager. Mr. Shustek also serves on the loan committee of our Manager and its affiliates.  Since 2010, Mr. Shustek has been the manager of MVP Group, LLC, the manager of Advant Mortgage, LLC.  Since 2003, Mr. Shustek has been Chief Executive Officer, President and Chairman of the Board of Vestin Originations. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990.  In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures.  In 1993, Mr. Shustek also started Shustek Investments, Inc., a company that originally specialized in property valuations for third-party lenders or investors.  Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.  See “Involvement in Certain Legal Proceedings” on page 26 for information regarding legal matters involving our Manager and Mr. Shustek.

The Board believes that Mr. Shustek is qualified to serve as director based on all of the experience described above, Mr. Shustek’s extensive experience in the real estate industry, his strong leadership record, and his breath of knowledge on the Company’s business.

Eric Bullinger was appointed as our Chief Financial Officer (“CFO”) on January 21, 2011. Mr. Bullinger serves as our CFO at the discretion of the Board. In addition, Mr. Bullinger was elected as the Chief Financial Officer of VRM I and Vestin Mortgage in January 2011. Mr. Bullinger’s services are furnished to us pursuant to an accounting services agreement entered into by the Company and Strategix Solutions LLC (“Strategix Solutions”). Strategix Solutions is managed by LL Bradford and Company LLC (“LL Bradford”), a certified public accounting firm, and provides accounting and financial reporting services to the Company. Mr. Bullinger is a Certified Public Accountant and has worked for LL Bradford for approximately 11 years. Mr. Bullinger has overseen various audit engagements of public and private companies.  He received a Bachelor of business Administration degree in Accounting from the University of Wyoming.

Michael J. Whiteaker has been Vice President of Regulatory Affairs of Vestin Group since May 1999.  Mr. Whiteaker served with the State of Nevada, Financial Institution Division from 1982 to 1999 as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada.  From 1973 to 1982, Mr. Whiteaker was Assistant Vice President of Nevada National Bank, responsible for a variety of matters, including loan review.  Mr. Whiteaker has previously served on the Nevada Association of Mortgage Brokers, Legislative Committee and is a past member of the State of Nevada, Mortgage Advisory Council.  He currently is a director of the Private Lenders Group, an organization devoted to creating and maintaining the highest professional standards possible among licensed Nevada Mortgage brokers.

Independent Directors of Vestin Realty Mortgage II

Robert J. Aalberts was a director of Vestin Group from April 1999 to December 2005.  He has been a member of our Board since January 2006 and was a director for VRM I from January 2006 until he resigned in January 2008.  In March 2009, Mr. Aalberts was appointed to replace Mr. Michael Micone, who resigned from VRM I’s board of directors.  Since 1991, Professor Aalberts has held the Ernst Lied Professor of Legal Studies professorship in the College of Business at the University of Nevada, Las Vegas.  From 1984 to 1991, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana.  From 1982 through 1984, he served as an attorney for Gulf Oil Company.  Professor Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate entitled Real Estate Law (7th Ed. (2009) 6th Ed. (2006)), published by the Thomson/West Company.  He is also the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law.  Since 1992, Professor Aalberts has been the Editor-in-chief of the Real Estate Law Journal.  Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota.  He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

The Board believes that Aalberts is qualified to serve as director based on all of the experience described above, and Mr. Aalbert’s extensive knowledge of business and real estate law. .

Fredrick J. Zaffarese Leavitt was a director for Vestin Group from November 2004 to December 2005.  He has been a member of our Board since January 2006 and was a director for VRM I from January 2006 until he resigned in January 2008.  Since August of 1993 Mr. Zaffarese Leavitt has been an accountant for the United States Department of the Interior, where his responsibilities include the review and audit of various states, local and municipality governments for compliance with federal laws and regulations as well as preparation of financial statements for Executive Branch and Congressional review.  Additionally, Mr. Zaffarese Leavitt sits on various audit committees involving the utility industry.  Mr. Zaffarese Leavitt is a CPA and a graduate of University of Nevada Las Vegas.

The Board believes that Mr. Zaffarese Leavitt is qualified to serve as director based on all of the experience described above, and Mr. Zaffarese Leavitt’s vast experience in accounting and audit matters.

For the biographies of our current directors standing for re-election, Mr. John Dawson and Mr. Roland Sansone, please see the section entitled “Proposal I, Election of Directors”, on page 5.

Relationships Among Executive Officers and Directors

Our executive officers are elected by our Board on an annual basis and serve until their successors have been duly elected and qualify.  There are no family relationships among any of our directors or executive officers or director nominees.

Involvement in Certain Legal Proceedings

The SEC conducted an investigation of certain matters related to us, Vestin Mortgage, Vestin Capital, Inc., VRM I and Fund III.   On September 27, 2006, the investigation was resolved through the entry of an Administrative Order by the SEC (the “Order”).  Vestin Mortgage and its Chief Executive Officer, Michael Shustek, (who is also our President, Secretary, Chief Executive Officer, and Chairman) and Vestin Capital (collectively, the “Respondents”), consented to the entry of the Order without admitting or denying the findings therein.

In the Order, the SEC found that the Respondents violated Section 17(a)(2) and (a)(3) of the Securities Act of 1933, as amended, through the use of certain slide presentations in connection with the sale of units in Fund III and in our predecessor, Vestin Fund II, LLC (“Fund II”).  The Respondents consented to the entry of a cease and desist order, the payment by Mr. Shustek of a fine of $100,000 and Mr. Shustek’s suspension from association with any broker or dealer for a period of six months, which expired in March 2007.  In addition, the Respondents agreed to implement certain undertakings with respect to future sales of securities.  We are not a party to the Order.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own beneficially more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the SEC.  Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms and amendments that they file.  Based solely on our review of the copies of such forms received by us, and written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities  timely filed all reports required under Section 16(a) of the Exchange Act for our fiscal year 2010.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

We have not paid, and do not currently intend to pay, any cash or equity compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. Accordingly, we have not included a summary compensation table or an outstanding equity awards table in this Proxy Statement.  Moreover, we have no employment agreement with any of our executive officers nor do we have in place any change-in-control arrangements with any person.

We have engaged Vestin Mortgage as our sole Manager pursuant to the terms of the Management Agreement. The fees that we pay to our Manager are one of the sources of funds such party may use to compensate our Chief Executive Officer and President.  See “Transactions with Related Persons” on page 29 for a description of the terms of the Management Agreement and the fees paid in connection therewith.

During April 2009, we entered into an accounting services agreement with Strategix Solutions for the provision of accounting and financial reporting services.  Our Chief Financial Officer and other members of our accounting staff are employees of Strategix Solutions and its manager, LL Bradford. The fees that we pay to Strategix Solutions are one of the sources of funds such party may use to compensate our Chief Financial Officer.  See “Transactions with Related Persons” on page 29 for a description of the terms of such agreement and the fees paid in connection therewith.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our common stock as of October 5, 2011 by:

•	Each director;

•	Our executive officers;

•	All executive officers and directors as a group; and

•	Each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock.

Unless otherwise noted, the percentage ownership is calculated based on 12,720,782 shares of our total outstanding common stock as of October 5, 2011.

Security Ownership of Certain Beneficial Owners
		Common Shares Beneficially Owned
Beneficial Owner	Address	Number	Percent

Michael V. Shustek(1)	8880 W Sunset Road, Suite 200 Las Vegas, NV 89148	1,810,311	14.2%
Security Ownership of Management
	Common Shares Beneficially Owned
Beneficial Owner	Number	Percent

Michael V. Shustek(1)	1,810,311	14.2%
Eric Bullinger	--	--
John Dawson (2) (3)	25,487	**
Robert J. Aalberts (3)	189	**
Frederick J. Zaffarese Leavitt	--	--
Roland M. Sansone	--	--
All directors and executive officers as a group (6 persons)	1,835,987	14.4%

**  Less than one percent of our total outstanding common stock.

1)
Mr. Shustek is the Chief Executive Officer and managing member of Vestin Mortgage and owns, directly and indirectly, 97% of Vestin Mortgage.  Mr. Shustek is the beneficial owner of 1,810,311 shares of our common stock, representing approximately 14.2% of our outstanding common stock (based upon 12,720,782 shares of common stock outstanding at October 5, 2011.) Mr. Shustek directly owns 1,528,398 shares of our common stock (totaling 12.0%) and indirectly owns and has economic benefit of 92,699 shares of our common stock (totaling 0.72%) through his ownership of Vestin Mortgage.  Mr. Shustek has economic benefit of and shares voting and dispositive power of 75,097 shares of our common stock (totaling 0.59%) owned by his spouse, of which 25,309 shares were acquired by her prior to their marriage.  In addition, through his management powers as the sole board member of Fund III, Mr. Shustek has sole voting and dispositive power with respect to 114,117 (totaling 0.89%) shares owned by Fund III.  Mr. Shustek indirectly owns 292,682 units of Fund III (specifically, he owns (a) 200,000 units through Shustek Investments, Inc., an entity he wholly owns; (b) 34,856 units through InVestin Nevada, Inc., an entity he wholly owns; (c) 54,863 units through Vestin Mortgage; and (d) 2,963 units through his spouse).   Mr. Shustek has sole voting and dispositive power with respect to shares owned directly by himself and with respect to shares owned by Vestin Mortgage and Fund III.  He has shared voting and dispositive power with respect to shares owned by his spouse.

(2)	Includes 5,416 shares held by the 12557 Limited Partnership, of which Mr. Dawson is the controlling general partner.

(3)
Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of Vestin Realty Mortgage II, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2010.  The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accountants

The Audit Committee has discussed with JLK Partners, LLP, the Company’s independent registered public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from JLK required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with audit committees concerning independence, and has discussed with JLK its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by the Audit Committee of
the Board of Directors,

Fredrick J. Zaffarese Leavitt, Chairman
Robert Aalberts
Roland Sansone

NO INCORPORATION BY REFERENCE OR DEEMED FILING

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Audit Committee Report and the Audit Committee Charter referred to in this Proxy Statement are not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or any future filings made by us under those statutes.

TRANSACTIONS WITH RELATED PERSONS

Transactions with the Manager

    Our Chief Executive Officer, Secretary and President, Mr. Shustek, is also the Chief Executive Officer and managing member of our Manager.  Mr. Shustek owns, either directly or indirectly, 97% of our Manager.  We do not pay any compensation to Mr. Shustek.  He receives compensation for his services as our Chief Executive Officer and President from our Manager.

Our Manager provides services pursuant to the terms of the Management Agreement between us and our Manager.  Among other services, our Manager provides oversight of our investment activities and operations on a day-to-day basis.

Pursuant to the terms of the Management Agreement, our Manager receives fees from borrowers  These fees may include loan placement fees, loan evaluation and processing fees, service fees, loan modification or extension fees, and loan assumption or reconveyance fees.  These fees are payable by borrowers directly to the Manager.

The Management Agreement provides that the Manager shall receive from the Company the fees set out in the Company’s Bylaws.  Under our Bylaws, our Manager is entitled to receive from us an annual management fee of up to 0.25% of the aggregate capital contributions received by us and our predecessor, Fund II, from the sale of shares or membership units, paid monthly.  The amount of management fees paid to our Manager since January 1, 2010 is $1,920,892.68. In fiscal year 2009, we paid approximately $1.1 million to our Manager in management fees.

We have also paid the Manager for certain fees due to the Manager from our borrowers.  Once we have paid the fees to the Manager, they become due and payable to us on demand from our borrowers. In 2009, these fees totaled approximately $.6 million.  Since January 1, 2010, we have not paid any unpaid fees.

The Management Agreement is in effect for the duration of the existence of the Company as set forth in the Company’s Articles of Incorporation, and may be terminated only “for cause” or on the affirmative vote of a majority in interest of the Company’s stockholders.

On March 6, 2009, we, VRM I, and Fund III completed the sale of 105 of the 106 units in a residential apartment /condo property in Nevada, to an unrelated third party.  In accordance with our Management Agreement, we, VRM I, and Fund III paid our Manager an administrative fee of $282,000, shared pro-rata among us, VRM I, and Fund III.  Our pro-rata share of the fee was $268,128.

On April 1, 2010, we funded a borrower’s extension fee of approximately $0.5 million, which was paid to our Manager.  The amount was added to the loan balance, which was paid in full during June 2010.

During July 2010, we, VRM I and our Manager acquired through foreclosure the RightStar property and existing business, which includes 4 cemeteries and 8 mortuaries in Hawaii, with a net book value of approximately $14.1 million, of which our portion was approximately $8.5 million.  Subsequent to our foreclosure, we and VRM I acquired our Manager’s interest in the property and business for $500,000, of which our portion was $375,000.  Our manager recorded no gain or loss as a result of this transaction. At the time of foreclosure, the RightStar assets were moved into Hawaii Funeral Services, LLC (“HFS”) and the business continued under that name. We hold an interest in HFS of approximately 62%, and VRM I holds an interest of approximately 38%.

On February 12, 2010, we sold commercial land held for sale in Nevada for approximately $4.0 million, to an unrelated third party. As part of this transaction, we paid our Manager administrative fees of approximately $120,000. We paid Vestin Originations administrative fees of approximately $40,000 in connection with the same transaction.

During the years ended December 31, 2010 and 2009, our manager received administrative fees of approximately $0.5 million and $0.5 million, respectively, related to the sale of VRM I, Fund III and our REO properties.  Our pro-rata share of these fees totaled approximately $0.3 million and $0.4 million, respectively.

Transactions with Other Related Parties

Our Chairman, Chief Executive Officer, Secretary and President, Mr. Shustek, is the Chairman, Chief Executive Officer, Secretary and President of VRM I.  He also owns, directly or indirectly, 18.2% of the outstanding shares of common stock of VRM I as of October 5, 2011. Our Manager is also the Manager of Fund III, and Mr. Shustek indirectly owns 292,682 units of Fund III (specifically, he owns (a) 200,000 units through Shustek Investments, Inc., an entity he wholly owns; (b) 34,856 units through InVestin Nevada, Inc., an entity he wholly owns; (c) 54,863 units through Vestin Mortgage; and (d) 2,963 units through his spouse).

In 2009, we sold loans valued at approximately $1.7 million in the aggregate to VRM I, and sold loans valued at approximately $500,000 in the aggregate to Fund III.  In 2010, we sold an aggregate of  approximately $2.0 million in loans to VRM I.  We also acquired loans valued at an aggregate of approximately $200,000 from Fund III in 2010.  These acquisitions and sales were made without any mark up or mark down.  No gain or loss was recorded on these transactions, and their general purpose was to diversify our portfolio.

Our Chief Financial Officer is an employee of Strategix Solutions.  We pay Strategix Solutions a monthly fee of $7,500 under an accounting services agreement with Strategix Solutions entered into in 2009 for the provision of accounting and financial reporting services, including the services provided by our Chief Financial Officer.  Mr. Bullinger was appointed as our Chief Financial Officer on January 21, 2011. Mr. Bullinger is compensated by Strategix Solutions and does not receive any compensation from us for his services as our Chief Financial Officer.  Until May 21, 2010, Rocio Revollo served as our Chief Financial Officer.  Beginning in April 2009, Ms. Revollo was also an employee of Strategix Solutions and was compensated by Strategix Solutions for the services she provided to us.  We’ve paid a total of $363,200 to Strategix Solutions since January 1, 2010. In fiscal year 2009, we paid a total of $246,000 to Strategix Solutions.

    During the six months ended June 30, 2011, we sold $100,000 of a performing loan to a trust in which a director is one of the trustees.  No gain or loss resulted from this transaction.

FORM 10-K

We have filed an Annual Report on Form 10-K for the year ended December 31, 2010 with the SEC.  We make available free of charge through http://www.vestinrealtymortgage2.com our Annual Reports on Form 10-K or by writing Michael V. Shustek, Chief Executive Officer, Vestin Realty Mortgage II, Inc., 8880 W Sunset Road, Suite 200, Las Vegas, Nevada 89148.

OTHER MATTERS

Our Board knows of no other business that will be presented at the 2011 Annual Meeting.  If any other business is properly brought before the 2011 Annual Meeting, the proxy holders will vote your shares in their discretion.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the authorization of a proxy to vote over the Internet.

It is important that the proxies be executed and returned promptly so that your shares are represented at the Annual Meeting.  You are urged to promptly authorize a proxy to vote your shares using one of the methods described in this Proxy Statement and the enclosed proxy card.

By Order of the Board of Directors,

/s/ Michael V. Shustek
Michael V. Shustek
Chairman of the Board of Directors and Chief Executive Officer, President and Secretary

Dated: _____________, 2011
Las Vegas, Nevada

APPENDIX A

PROPOSED AMENDMENT TO THE BYLAWS

VESTIN REALTY MORTGAGE II, INC.

The Bylaws are hereby amended by revising Article X as follows with insertions underlined and deletions crossed-out:

ARTICLE X

INVESTMENT POLICY; OPERATING LIMITATIONS
Section 1.     ADOPTION BY THE BOARD. Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

Section 2.   INVESTMENT POLICY. The basic investment objectives of the Corporation are to:

1. Produce revenues from the interest income on Mortgage Loans;
2. Provide quarterly cash distributions from the net income earned on Mortgage Loans;
3. Reinvest, to the extent permissible, payments of principal and sales (net of expenses); and
4. Produce revenue from investments in real property or entities involved in the ownership or management of real property.
The investment policy (“Investment Policy”) of the Corporation to achieve these objectives shall consist of the following:

(a) Reserve Fund. The Corporation shall establish contingency working capital reserves of at least three percent of the assets of the Corporation.
(b) Investments in Mortgage Loans. The Corporation may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Board of Directors in its sole discretion shall determine, provided that the collateral for the Mortgage Loans is real property located in the United States, an interest in a lease of real property or a promissory note secured by a deed of trust on real property.
(c) Investments in Real Property. The Corporation may acquire, manage, renovate, reposition, sell, or otherwise invest in real property or entities involved in the ownership or management of real property on such terms as the Board of Directors in its sole discretion shall determine.

Section 3.   OPERATING LIMITATIONS  – Borrowing. The Corporation may incur indebtedness:
to finance investments in Mortgage Loans, real property and entities involved in the ownership or management of real property, to prevent a default under mortgage loans that are senior to the Corporation’s Mortgage Loans, to discharge senior Mortgage Loans if this becomes necessary to protect the Corporation’s investment in Mortgage Loans, or to operate or develop a property that the Corporation acquired under a defaulted Mortgage Loan or otherwise.
At no time shall the Corporation’s indebtedness under its line of credit exceed 70% of the fair market value of its Mortgage Loans. This indebtedness may be with recourse to the Corporation’s assets. In addition, the Corporation may enter into structured arrangements with lenders in order to provide them with a senior position in Mortgage Loans which the Corporation may jointly fund.

APPENDIX B

PROPOSED CHARTER AMENDMENT

VESTIN REALTY MORTGAGE II, INC.

The second paragraph of Article THIRD of the charter of the Corporation is hereby deleted in its entirety and the following is substituted in lieu thereof:

The Corporation’s existence shall be perpetual.

VESTIN REALTY MORTGAGE II, INC.
PROXY

Annual Meeting of Stockholders, December 15, 2011

This Proxy is Solicited on Behalf of the Board of Directors of
VESTIN REALTY MORTGAGE II, INC.

The undersigned stockholder of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company”), hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held December 15, 2011 and the accompanying Proxy Statement, the terms of which are incorporated by reference, and appoints Michael V. Shustek and Michael Whiteaker, and each of them, as the Proxy of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202 on December 15, 2011 at 9:30 a.m. Eastern Time (the “Annual Meeting”), and at any adjournment or postponement thereof and to otherwise represent the undersigned at the Annual Meeting, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.  The undersigned revokes any proxy heretofore given with respect to the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR AND “FOR” EACH OF THE OTHER LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect two directors of the Company to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify.		2. To ratify the appointment of JLK Partners, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees FOR John Dawson ☐	WITHHOLD AUTHORITY ☐	3. To amend the Company’s Bylaws to expand its investment policy to include investment in and acquisition, management and sale of real property under Proposal No. 3.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Roland Sansone ☐	☐	4. To amend the Company’s charter to change the Company’s term of existence from expiration on December 31, 2020 to perpetual existence.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters that may properly come before the meeting or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted as specified above.  If no specification is made, this Proxy will be voted “FOR” the election of the director listed at left and “FOR” the other listed proposals.
WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority: _ Please check here if you plan to attend the meeting. ☐
To change your address on your account, please check the box at the right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder                                                                        Date:                                     Signature of Stockholder                                                                     Date:
Note:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.